EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333–153758, 333–150720, 333–131945, 333–108790, 333–104732, and 333–62566 of our report dated December 29, 2009, relating to the consolidated financial statements of American Pacific Corporation, appearing in this Annual Report on Form 10-K of American Pacific Corporation for the year ended September 30, 2010.
/s/ Deloitte & Touche LLP
Las Vegas, Nevada
December 16, 2010